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                                                                   Exhibit 23.1


                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 5, 2001 relating to the financial statements and financial statement schedules of Manufacturers' Services Limited which appear in Manufacturers' Services Limited's Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, MA
June 7, 2001